UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 9, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12520 High Bluff Drive, Suite 145, San Diego, CA  92130
 (Address of principal executive offices and zip code)

858-259-6614
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

On March 9, 2009, ChinaTel Group, Inc., a Nevada corporation (“Company”) filed a Form 8-K to report it had entered into an Asset Purchase Agreement with Trussnet Capital Partners (HK) Ltd., a Hong Kong limited liability company (“Trussnet HK”), which included a Promissory Note from the Company to Trussnet HK in the amount of $191,000,000 (“Note”).  The Note has previously been amended by First Amendment and Second Amendment reported by amended Form 8-K filings made March 5, 2010 and March 18, 2010, respectively.

On April 9, 2010, the Company and Trussnet HK executed a Third Amendment to the Note, the effect of which is to extend the maturity date of the Note until May 8, 2010.  A copy of the Third Amendment is attached as Exhibit 99.1 to this amended Form 8-K.

Item 9.01                      Exhibits.

99.1	Third Amendment to Stock Purchase Agreement between ChinaTel Group, Inc. and Trussnet Capital Partners (HK) Ltd.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: April 12, 2010	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer